UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 25, 2015

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 25, 2015, Hennessy Advisors, Inc. (“Hennessy Advisors”) announced the final results of its self-tender offer to repurchase up to 1,000,000 shares of its outstanding common stock, no par value (the “Common Stock”), which expired at 5:00 p.m., New York City time, on September 18, 2015.

Based on the final count by Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., the depositary for the self-tender offer, an aggregate of 1,805,122 shares of Common Stock were properly tendered and not properly withdrawn. Based on this final count, as the self-tender offer was oversubscribed, Hennessy Advisors acquired 1,000,000 shares of Common Stock at a purchase price of $25.00 per share representing approximately 17% of Hennessy Advisors’ issued and outstanding shares of Common Stock as of August 19, 2015.

Due to the oversubscription of the self-tender offer, based on the final count described above, Hennessy Advisors accepted for purchase on a pro rata basis approximately 53.3% of the shares of Common Stock properly tendered and not properly withdrawn by each tendering stockholder (other than “odd lot” holders and certain conditional tenders automatically regarded as withdrawn).

Payment for the shares accepted for purchase under the self-tender offer will be made promptly, at a total cost to Hennessy Advisors of $25,000,000, excluding fees and expenses related to the offer.

The press release announcing the final results of the self-tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release announcing the final results of the Hennessy Advisors, Inc. Self-Tender Offer, dated September 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2015	HENNESSY ADVISORS, INC. By: /s/ Daniel B. Steadman Daniel B. Steadman Executive Vice President

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated September 25, 2015

Exhibit	Description

99.1	Press release announcing the final results of the Hennessy Advisors, Inc. Self-Tender Offer, dated September 25, 2015.